EXHIBIT INDEX

Exhibit Number	Exhibit
2.1
Agreement and Plan of Merger, dated as of June 21, 2006, by and among Northern New England Energy Corporation, Northstars Merger Subsidiary Corporation and Green Mountain Power Corporation (incorporated by reference to Exhibit 2.1 to Green Mountain Power Corporation’s Current Report on Form 8-K filed on June 22, 2006)